                                SCHEDULE 14A

                               (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.              )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the Com-
                                            mission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           AIR METHODS CORPORATION
- ----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

- ----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.
  [ ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.
  (1) Title of each class of securities to which transaction applies:
____________________________________________________________________________

  (2) Aggregate number of securities to which transaction applies:
____________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
____________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction:
____________________________________________________________________________

  (5) Total fee paid:   $125.00
____________________________________________________________________________

  [ ] Fee paid previously with preliminary materials.
____________________________________________________________________________

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

  (1) Amount Previously Paid:
____________________________________________________________________________

  (2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________

  (3) Filing Party:
____________________________________________________________________________

  (4) Date Filed:
____________________________________________________________________________








April 24, 1996


TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Air Methods Corporation to be held on Thursday, May 23, 1996, at the Holiday Inn, 7770 South Peoria Street, in
Englewood, Colorado, at 2:00 p.m., Mountain Time.

     The purpose of the Annual Meeting is to consider and vote upon
(1) the election of Messrs. Roy L. Morgan, Samuel H. Gray and Morad Tahbaz to Class II directorships; (2) proposed amendments to the Air Methods Corporation Employee Stock Option Plan (the "Plan") to provide
(a) that the number of shares authorized for issuance be increased from 1,500,000 to 2,500,000 and (b) that the Board of Directors may issue stock options to consultants and non-employee directors of the Company and its subsidiaries; and (3) approval of recently granted options issuable pursuant to the Plan as amended.

     Enclosed is a Notice of Annual Meeting and a Proxy Statement.
You are urged to read the Proxy Statement carefully. A Proxy is also enclosed for your convenience. Please complete, sign, date and return the Proxy promptly. If you attend the Annual Meeting, you may vote your shares personally, whether or not you have previously submitted a Proxy.

     Your Board of Directors strongly supports and recommends the proposed actions and requests your favorable vote. We also urge you to make plans, if at all possible, to attend the meeting in person. Thank you for your consideration.

                              FOR THE BOARD OF DIRECTORS,



                              George W. Belsey
                              Chairman of the Board


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY, RETURNING IT PROMPTLY TO ENSURE THAT YOUR SHARES ARE VOTED. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF YOU MAIL THIS PROXY ANYWHERE IN THE UNITED STATES.

April 24, 1996


               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

     The 1996 Annual Meeting of Stockholders of Air Methods
Corporation, a Delaware corporation (the "Company"), will be held at the Holiday Inn, 7770 South Peoria Street, in Englewood, Colorado, at 2:00 p.m., Mountain Time, on Thursday, May 23, 1996, for the following purposes:

     1.   TO ELECT THREE DIRECTORS TO SERVE AS CLASS II DIRECTORS
          OF THE COMPANY UNTIL THE 1999 ANNUAL MEETING OF
          STOCKHOLDERS;

     2. TO APPROVE AMENDMENTS TO THE AIR METHODS CORPORATION EMPLOYEE STOCK OPTION PLAN ("PLAN") (A) TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE PLAN AND
          (B) TO PROVIDE THE BOARD OF DIRECTORS DISCRETION TO GRANT STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS AND CONSULTANTS OF THE COMPANY AND ITS SUBSIDIARIES; AND

     3. TO APPROVE RECENTLY GRANTED OPTIONS ISSUABLE PURSUANT TO THE PLAN AS AMENDED.

     The Board of Directors of the Company has fixed the close of business on Tuesday, April 9, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. The Company's stock transfer books will not be closed, and all stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS:



Aaron D. Todd, Secretary

                                                        April 24, 1996


                            PROXY STATEMENT


                SOLICITATION AND REVOCATION OF PROXIES

     This statement is furnished in connection with a solicitation of Proxies by the Board of Directors of Air Methods Corporation (the "Company") for use at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 23, 1996, at 2:00 p.m., Mountain Time, at the Holiday Inn, 7770 South Peoria Street, in Englewood, Colorado. Proxies so given may be revoked at any time before being voted by submitting a written revocation to the Secretary of the Company, by executing another valid Proxy bearing a later date, or by attending the meeting and voting in person.

     Properly executed and dated Proxies received by May 23, 1996 will be voted in accordance with the instructions therein. If no instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of Messrs. Roy L. Morgan, Samuel H. Gray and Morad Tahbaz, nominees for directors, and FOR approval of all other proposals. The approximate date of mailing these Proxy materials is April 24, 1996.

     The Company intends to request banks, brokerage houses, custodians, nominees and other fiduciaries to forward copies of these Proxy materials to those persons for whom they hold shares. In addition to solicitation by mail, Corporate Investors Communications, Inc. of Carlstadt, New Jersey has been retained to assist the Company with solicitation of Proxies for a fee of $4,000 plus out-of-pocket expenses. Certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may additionally solicit Proxies in person or by telephone. The cost of preparing, assembling, mailing, and soliciting Proxies and other miscellaneous expenses related thereto will be borne by the Company.


                             VOTING RIGHTS

     The holders of record of shares of Common Stock of the Company at the close of business on April 9, 1996, the record date determined by the Board of Directors, may vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 8,090,320 shares of Common Stock. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. A quorum of one-third of the shares outstanding and entitled to vote is required to vote on matters before the Annual Meeting. A majority of the votes present in person or by Proxy is required to pass the issue brought before the stockholders. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not tabulated for any purpose in determining whether a proposal has been approved.


                             ANNUAL REPORT

     The Company is also mailing with this Proxy Statement its Annual Report for the year ended December 31, 1995 which includes financial statements as filed with the Securities and Exchange Commission on Form 10-K for the same period. The Company will furnish a copy of the Form 10-K to any stockholder free of charge, and will furnish a copy of any exhibit to the Form 10-K upon payment of the Company's reasonable expenses in

furnishing such exhibit(s). Interested parties may request a copy of the Form 10-K or any exhibit thereto from the Secretary of the Company.


                         ELECTION OF DIRECTORS

     The Company's Board of Directors is currently comprised of nine directors, divided among three classes, with three directors in each of Class I, Class II, and III. Class II directors' terms will expire at the 1996 Annual Meeting of Stockholders to be held on May 23, 1996; Class III directors hold office for a term expiring at the 1997 Annual Meeting of Stockholders; and the Class I directors will hold office until the 1998 Annual Meeting of Stockholders. Due to the recent change in the Company's fiscal year end from June 30 to December 31, the terms of the director classes previously slated to expire at the annual meetings of stockholders which normally would be held late in 1995, 1996 and 1997, will expire instead at the annual meetings of stockholders which normally will be held in the first half of 1996, 1997 and 1998, respectively.

     Three Class II directors will be elected at the 1996 Annual Meeting of Stockholders to terms which will expire at the 1999 Annual Meeting of Stockholders. Unless voted otherwise, all shares represented by a Proxy given pursuant to this solicitation will be voted FOR the election of Messrs. Roy L. Morgan, Samuel H. Gray and Morad Tahbaz to serve as Class II directors.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE DIRECTOR
NOMINEES.















                   DIRECTORS AND EXECUTIVE OFFICERS

     Summary information concerning the Company's current directors and officers as of the date of this Proxy Statement is set forth below:

   Name and Age of          Director  Director  Term as Director
   Director/Officer          Since     Class       expires<F1>                      Position
- -----------------------     --------  --------  ----------------                    --------
George W. Belsey, 56          1992        I          1998         Chairman of the Board and Chief Executive
                                                                  Officer
Joseph E. Bernstein, 46       1994       III         1997         Director
Ralph J. Bernstein, 37        1994       III         1997         Director
Samuel H. Gray, 58            1991       II          1996         Director
Carl H. McNair, Jr., 61       1996        I          1998         Director
Lowell D. Miller, Ph.D., 62   1990       III         1997         Director
Roy L. Morgan, 60             1991       II          1996         Co-Founder and Director
Donald R. Segner, 69          1992        I          1998         Vice-Chairman of the Board
Morad Tahbaz, 40              1994       II          1996         Director

Maurice L. Martin, Jr., 47                                        Vice President, Air Medical Services
Michael G . Prieto, 40                                            Vice President, Products Division
Aaron D. Todd, 34                                                 Secretary, Treasurer and Chief Financial Officer

<F1> Refers to the calendar year in which the annual meeting of stockholders is contemplated to be held and at which the term of the pertinent director class shall terminate.

     MR. GEORGE W. BELSEY was elected Chief Executive Officer effective June 1, 1994, and has served as Chairman of the Company's Board of Directors since April 1994, having been appointed a director of the Company in December 1992. From February 1992 to June 1994,
Mr. Belsey served as Executive Vice President, Professional Affairs, and the Chief Operating Officer of the American Hospital Association, a large national trade association and advocacy group for hospitals and health care organizations, where he was responsible for the Association's activities relating to hospital operations, including medical staff affairs, nursing, health manpower, quality of care programs and hospital governance. Prior to joining the American Hospital Association, Mr. Belsey served as Chief Executive Officer and Executive Director of the University of Utah Hospital and Clinics, Salt Lake City, Utah (one of the Company's hospital customers) from March 1989 to February 1992 and was Chief Operating Officer from December 1983 to March 1989. He is a former Vice President of Northwestern Memorial Hospital, Chicago, and has held administrative positions at Rush-Presbyterian-St. Luke's Medical Center, Chicago, and MacNeal Memorial Hospital, Berwyn, IL. He received his Bachelor's Degree in Economics from DePauw University in Greencastle, Indiana, and holds a Master's Degree in Business Administration from George Washington University, Washington, D.C.

     MR. JOSEPH E. BERNSTEIN became a Director of the Company in February 1994. Mr. Bernstein is a co-founder and General Partner of Americas Partners, an investment and venture capital firm, and a Managing Director of Americas Tower Partners, the developer of Americas Tower, a one million square foot, 50-story office tower in New York City. Since 1981, he has been a principal of The New York Land Company, working on real estate development and acquisitions. Previously, he worked on corporate and international tax matters at Cahill/Gordon & Reindel (1975-1978) and Rosenman & Colin (1978-1981). He started his own international tax practice, Bernstein & Carter, in 1981 and has published a number of articles on corporate and international tax law. He holds a Bachelor of Arts Degree in Economics and a Bachelor of Science Degree in Agricultural Business Management from the University of California at Davis, a Juris Doctor from the University of California at Davis School of Law, a Master's Degree in Finance from the University of California at Los Angeles Graduate School of Management, and a Master of Laws' Degree in Taxation from the New York University Graduate School of Law.

     MR. RALPH J. BERNSTEIN became a Director of the Company in February 1994. Mr. Bernstein is a co-founder and General Partner of Americas Partners, an investment and venture capital firm, and a Managing Director of Americas Tower Partners, a real estate development firm, where he was primarily responsible for the development of Americas Tower, a one million square foot, 50-story office tower in New York City. Mr. Bernstein is co-founder of The New York Land Company and, since 1981, has been responsible for the acquisition, renovation, development and financing of several million square feet of commercial space. From 1979 to 1982, Mr. Bernstein was employed by Agricor, Inc. and Noga Realty, Inc., both subsidiaries of Compagnie Noga S.A., a large multinational trading firm. He holds a Bachelor of Arts Degree in Economics from the University of California at Davis.

     MR. SAMUEL H. GRAY was appointed as a director of the Company in March 1991. Since 1989, he has been Chief Executive Officer of The Morris Consulting Group, Inc., a health care industry consulting firm. From 1983 to 1989, Mr. Gray served as President and Chief Executive Officer of Kalipharma, Inc., a multi-source pharmaceutical company. From 1975 to 1983, Mr. Gray served as Executive Vice President of Sales and Marketing for G.D. Searle and Company, Inc. ("Searle") where he was responsible for pharmaceutical marketing, the consumer products division of Searle, and Searle-Canada, Ltd. In addition, his responsibilities included distribution, customer service, clinical research management, licensing and acquisitions, public relations and worldwide strategic marketing planning. He has served as a director of Searle; Searle Canada, Ltd.; Kalipharma; Kali-Duphar, Inc.; and the National Association of Pharmaceutical Manufacturers. He is a past member of the National Wholesale Druggist Association's Industry Advisory Committee and has served on the Advisory Board of Pharmaceutical Executive magazine. In 1959, Mr. Gray received a Bachelor of Science Degree from the University of Florida.

     MAJOR GENERAL CARL H. MCNAIR, JR. (RET.) was appointed to the Board of Directors in March 1996 as a Class I director. He currently serves as Corporate Vice President and President, Enterprise Management, for DynCorp, a technical and professional services company headquartered in Reston, Virginia. He is responsible for the company's core businesses in facility management, marine operations, test and evaluation, administration and security, and biotechnology
and health services.   Such activities account for over $300 million
annually, approximately one-third of the company's $1 billion in yearly revenues. From 1987 to 1990, General McNair was Vice President, Army Programs, with Burdeshaw Associates, Ltd., a professional services firm in Bethesda, Maryland. For more than 32 years he served the United States Army in Research and Development, Infantry, and Army Aviation in both command and staff positions.
These included Deputy for Aviation to the Assistant Secretary of the Army (Research, Development and Acquisition), Aviation Officer, U.S. Army; and Commanding General, U.S. Army Aviation Center. Achieving the rank of Major General, he culminated his military career in 1987 as Chief of Staff, U.S. Army Training and Doctrine Command, Fort Monroe, Virginia. A Master Aviator with commercial, fixed wing, rotary wing, and multi-engine instructor ratings, his aerial combat service spanned six campaigns in the Republic of Vietnam during which he accrued over 1,500 combat flying hours serving as Commander to both an Assault Helicopter Company and a Combat Aviation Battalion.
General McNair's academic credentials include a Bachelor of Science Degree in Engineering from the U. S. Military Academy at West Point, and both a Bachelor Degree and Master's Degree in Aerospace Engineering from Georgia Institute of Technology as well as a Master of Science Degree in Public Administration from Shippensburg University. For academic achievement in aerospace, McNair was elected to Sigma Gamma Tau, a national honorary engineering fraternity.

     DR. LOWELL D. MILLER was named a director of the Company in June 1990. Since 1989, Dr. Miller has been involved with various scientific endeavors including a pharmaceutical consulting business. From 1973 to 1989, Dr. Miller was employed by Marion Laboratories, Inc. ("Marion"), serving as Senior Vice President - Research and Development (1987 - 1989), Vice President - Research and Development (1977-1987), and Director of Scientific Affairs (1973-1977). Until his retirement in late 1989, Dr. Miller was responsible for all research, development and process development functions, new product opportunities and management of clinical trials and regulatory affairs, and served as Marion's Chief Scientist. He also served as a member of Marion's Board of Directors from November 1981 to November 1982 and as an Advisory Director from November 1982 to November 1983. The University of Missouri awarded Dr. Miller a Bachelor of Science Degree in 1957 as well as a Master's Degree in Biochemistry in 1958 and Biochemistry Doctorate Degree in 1960. Dr. Miller has been named Alumnus of the Year by the University of Missouri in Columbia, Missouri.

     MR. ROY L. MORGAN is one of the three founders of Air Methods-Colorado, and was the President, Chief Executive Officer and a director from the inception of Air Methods-Colorado in July 1980 until November 1991. In November 1991, he became President and a director of the Company. Although he continues in his capacity as a director,
Mr. Morgan resigned as President effective December 31, 1994.   Prior
to his service with Air Methods-Colorado, Mr. Morgan was employed as a helicopter pilot for Public Service Company of Colorado (1969-80), as director of operations and chief pilot for Key Aviation (1964-69), and as quality control supervisor on the Atlas missile program for Convair Astronautics (1960-64). Mr. Morgan began his career at Boeing Airplane Company, involved in B-52 experimental development (1957-60). Mr. Morgan holds a number of pilot certificates including Airline Transport Pilot for Airplane Multi-Engine Land, Commercial
Helicopter - Instrument Rated, Commercial Airplane for Land and Sea, and Glider, as well as Flight Instructor for all of the above. He has more than 18,850 flight hours, 12,000 of them in helicopters.
Mr. Morgan has a Bachelor of Science Degree in Aviation Management from Metropolitan State College in Denver, Colorado.

     MR. DONALD R. SEGNER was appointed a director of the Company in February 1992 and since April 1994, has served the Board as Vice Chairman. He currently heads his own aviation advisory and consultant service company specializing in all aspects of aviation including airports, airplanes, aircraft certification and the Federal Aviation Administration. He has served as a pilot in the U.S. Marine Corps, a test pilot for Lockheed Aircraft, and a manager of several departments for Lockheed Aircraft. From 1981 through 1986, he was a government appointee by President Reagan in the FAA. Following the destruction of Korean Airlines Flight 007, Mr. Segner was assigned by the White House to head the investigation and acted as Chief Delegate for the United States at the CIAO Council (United Nations) on this matter. He headed the U.S. Delegation to negotiate an agreement to improve and implement safety along the North Pacific air routes among the governments of the U.S., Japan and the U.S.S.R. He has received numerous awards for his contributions to aviation, including the FAA Administrator's Award, the FAA Superior Achievement Medal and the Distinguished Flying Cross for valor in combat in the Korean conflict. Mr. Segner attended the University of Pacific in Stockton, California and the U.S. Naval Test Pilot School in Patuxent River, Maryland, as an undergraduate. His graduate education includes attendance at the U.S. Naval Post Graduate School, Monterey, California, as well as the University of Southern California's Graduate School of Business (Lockheed Management Institute).

     MR. MORAD TAHBAZ was elected to the Board of Directors in February 1994. He is a co-founder and General Partner of Americas Partners, an investment and venture capital firm. Mr. Tahbaz serves as a Managing Director of Americas Tower Partners, the developer of Americas Tower, a one million square foot, 50-story office tower in New York City. Since 1983, Mr. Tahbaz has also served as Senior Vice President of The New York Land Company, a real estate acquisitions and development firm. From 1980 to 1982, he was the Project Manager for Colonial Seaboard, Inc., a residential development company in New Jersey. Mr. Tahbaz received his Bachelor's Degree in Philosophy and Fine Arts from Colgate University and attended the Institute for Architecture and Urban Studies in New York City. He holds a Master's Degree in Business Administration from Columbia University Graduate School of Business. Mr. Tahbaz lectured on real estate development and finance at the Columbia Graduate School of Business from 1984 to 1988.

     MR. MAURICE L. MARTIN, JR. currently serves the Company as Vice President of the Air Medical Services Division. He served previously in several executive positions with Air Methods-Colorado including Director of Operations (August 1985 through August 1988), Area Manager (June 1984 through August 1985) and pilot (June 1982 to June 1984). Mr. Martin has 16 years of aviation management experience and eight years' experience in medical aircraft transport management. Prior to joining Air Methods-Colorado, Mr. Martin was a commercial helicopter pilot (1979-82), an instructor pilot and standardization officer of the 102nd Air Rescue and Recovery Squadron in New York (1975-79), and an aircraft commander in the United States Air Force (1971-75).
Mr. Martin holds pilot certificates including Airline Transport Pilot for Helicopters and Certified Flight Instructor for Helicopters. He has served as a designated FAA Flight Examiner and has over 4,100 flight hours, mostly in helicopters. Mr. Martin has a Bachelor of Science Degree in International Affairs from the United States Air Force Academy (1970) and a Master's Degree in Theology from Covenant Theological Seminary in St. Louis, Missouri (1982).

     MR. MICHAEL G. PRIETO was named Vice President of Engineering & Manufacturing of the Company in January 1994 and subsequently Vice President of the Products Division in June 1994. From 1988 to 1994, Mr. Prieto served in various roles with General Dynamics/Lockheed Corp but primarily as Manager of Manufacturing Engineering for the F-16 Fighter program. From 1977 to 1988, he was employed by John Deere Co. with management roles in Engineering, Manufacturing, and Marketing. Mr. Prieto received a Bachelor of Science degree in 1977 from the University of Missouri. Mr. Prieto is a member of the American Society of Mechanical Engineers, the Society of Manufacturing Engineers, the American Production and Inventory Control Society, the American Management Association, and the National Management Association.

     MR. AARON D. TODD joined the Company as Chief Financial Officer in July of 1995 and was appointed Secretary and Treasurer. From 1994 to 1995, Mr. Todd served as Vice President of Finance of Centennial Media Corporation, a Colorado publishing company, where he was responsible for all financial and accounting functions. From 1986 to 1994, Mr. Todd was employed by KPMG Peat Marwick in Denver, Colorado. Six of those years included serving on the Company's account in various capacities, including Senior Manager. Mr. Todd holds a Bachelor of Science Degree in Accounting from Brigham Young University and has earned certification as a public accountant.


   INFORMATION WITH RESPECT TO THE BOARD OF DIRECTORS AND COMMITTEES

     Board Committees.  The Board of Directors has established the
     ----------------
following committees: (1) Finance, Audit and Legal Committee;
(2) Marketing and New Business Committee; (3) Compensation/Stock
Option Committee; and (4) Nominating Committee.

     The FINANCE, AUDIT AND LEGAL COMMITTEE of the Board of Directors is comprised of Messrs. J. Bernstein (chairman), R. Bernstein, and Segner. Responsibilities of this Committee are to review and make recommendations to the Board on such matters as budgets; debt and equity financing; proposed dispositions of property; engagement of independent auditors and review of annual audit. This Committee also reviews and advises management on significant contracts and agreements. Messrs. Gray (chairman), R. Bernstein, Miller, Morgan and Tahbaz compose the MARKETING AND NEW BUSINESS COMMITTEE which reviews and recommends new business proposals, including joint ventures and proposed acquisitions of equipment or services. Dr. Miller (chairman) and Mr. Gray comprise the COMPENSATION/STOCK OPTION COMMITTEE. The Compensation/Stock Option Committee is responsible for making recommendations to the Board of Directors regarding compensation matters, including management compensation. The NOMINATING COMMITTEE, which provides committee membership recommendations to the Board along with changes to those committees, consists of Messrs. Morgan and Tahbaz and is chaired by Mr. Segner. The Nominating Committee will consider nominations to the Board of Directors from shareholders.
Such shareholder nominations for director should be directed in writing to the Secretary of the Company as set forth in this Proxy Statement under, and in accordance with, the section entitled "Stockholder Proposals".

     During year 1995, the Board of Directors held 4 meetings; Board Committees met as follows:

          Finance, Audit and Legal Committee           6  meetings
          Compensation/Stock Option Committee          4  meetings
          Nominating Committee                         1  meeting
          Marketing and New Business Committee         4  meetings

     Each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees on which he served during 1995.

     Director Compensation.  It is the Company's policy to pay its
     ---------------------
nonemployee directors an annual retainer of $8,000, plus $800 per Board meeting attended, $500 for each telephonic meeting, and $500 per Board committee meeting attended ($750, if Chairman of the committee). Effective July 1, 1993, each nonemployee director may elect to receive shares of Common Stock in lieu of cash payments pursuant to the Company's Equity Compensation

Plan for Nonemployee Directors, discussed below. The Company also reimburses its nonemployee directors for their reasonable expenses incurred in attending Board and committee meetings. Messrs. Joseph Bernstein, Ralph Bernstein and Morad Tahbaz have voluntarily waived all director fees to date and have received no direct monetary compensation for their services as directors apart from customary reimbursement of out-of-pocket expenses.

     Nonemployee Director Stock Option Plan.  The Company has adopted
     --------------------------------------
compensation and incentive benefit plans to enhance its ability to continue to attract, retain and motivate qualified persons to serve as directors of the Company. On October 4, 1991, shareholders approved the Nonemployee Director Stock Option Plan (the "Director Option Plan") authorizing the grant of options to purchase an aggregate of 125,000 shares of Common Stock to nonemployee directors of the Company. The Director Option Plan was amended March 12, 1993 by the action of the stockholders of the Company to increase the number of shares authorized under the Director Option Plan from 125,000 to 300,000 shares, to modify the formula by which grants to directors were to be determined, to provide that Options will be exercisable in full upon issuance, and to provide that the five-year term of Options granted under the Director Option Plan will not terminate prematurely three months after an Option recipient ceases to be a director of the Company. The amended Director Option Plan provides for option grants based upon the number of years that the Nonemployee Director has served on the Board. On June 30, 1993, each Nonemployee Director in office on such date was granted a five-year Option to purchase a number of shares of Common Stock equal to 5,000 multiplied by the Nonemployee Director's number of years of service on the Board of Directors. A year of service is defined as a fiscal year of the Company during which the Nonemployee Director served on the Board for the entire fiscal year. On the final day of each fiscal year, each Nonemployee Director in office on such date receives a five-year Option to purchase 5,000 shares, exercisable at the then-current fair market value of the Company's Common Stock providing the director served on the Board for the entire preceding fiscal year.

     In March 1995, the Company changed its fiscal year end from June 30 to December 31. Therefore, compensating adjustments have been made to the numbers of shares of those options originally scheduled to be granted at June 30, 1995 for the service period July 1, 1994 to June 30, 1995. Qualifying directors each have been granted
2,500 options for the resulting transitional period (July 1, 1994 to December 31, 1994) and 5,000 options for the service period from January 1, 1995 to December 31, 1995. For those service periods, Messrs. Segner, J. Bernstein, R. Bernstein, Gray, Tahbaz and Miller have each received grants for an aggregate 7,500 shares and Mr. Morgan has received a grant for 5,000 shares. The respective exercise prices of the 2,500 share grants and the 5,000 share grants were $1.75 and $3.00, the closing market prices of the Company's common stock on the effective dates of the grants.

     The Company also granted stock options to its nonemployee directors prior to the adoption of the Director Option Plan. These options vest in one-third increments on each of the first three anniversary dates of the option grant, and continue for a term of five years from the grant date subject to termination three months after the director leaves the Board. As of April 9, 1996, options to purchase a total of 156,108 shares of Common Stock were outstanding under the Director Option Plan at a weighted average exercise price of $4.493 per share, and an option to purchase a total of 6,666 shares of Common Stock was outstanding under a prior grant to a nonemployee director at an exercise price of $7.21 per share. All such options granted to nonemployee directors expire five years after the effective date of grant and are not transferable except upon death or, in some cases, pursuant to a qualified domestic relations order. Board members who are also officers do not receive any separate compensation or fees for attending Board or committee meetings, although they may receive option grants under the Employee Stock Option Plan.

     Equity Compensation Plan for Nonemployee Directors.  In
     --------------------------------------------------
February and March 1993, respectively, the Company's Board of Directors and stockholders approved the Air Methods Corporation Equity Compensation Plan for Nonemployee Directors (the "Director Equity Plan"). The Director Equity Plan authorizes the issuance of up to 150,000 shares of Common Stock to directors of the Company who are not also employees of the Company ("Nonemployee Directors"), of which there will be eight following the Annual Meeting. The purpose of the Director Equity Plan is to advance the interests of the Company through the motivation, attraction and retention of qualified Nonemployee Directors. Currently, Messrs. Gray and Miller are the only directors who have elected to receive director compensation under this Plan.

     The Director Equity Plan is administered by the Board of Directors and provides that each Nonemployee Director may elect to receive his annual retainer for a particular fiscal year of the Company in Common Stock rather than cash. The number of shares of Common Stock issued to a Nonemployee Director making such election is equal to the then-current annual director retainer paid by the Company (currently $8,000) divided by 95% of the fair market value of the Company's Common Stock on the first day of the fiscal year. The Common Stock will be forfeited and returned to the Company, however, if the Nonemployee Director does not remain a director of the Company through the end of the fiscal year or fails to attend at least 75% of all Board of Directors and applicable Board committee meetings held during such year. Common Stock issued under the Director Equity Plan in lieu of the annual retainer is not transferable until after the forfeiture provisions lapse, other than by will or the laws of descent and distribution in the event of the director's death or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

     Nonemployee Directors also may elect to receive meeting fees in Common Stock rather than cash. The number of shares issued to a Nonemployee Director making such an election is equal to the then-current meeting fee divided by 95% of the fair market value of the Company's Common Stock on the date of the meeting in question. Common Stock issued in lieu of meeting fees is not forfeitable. As of April 9, 1996, a total of approximately 42,827 shares of Common Stock had been earned by participating directors under the Director Equity Plan.

     Board members who are also officers do not receive any separate compensation or fees for attending Board or committee meetings, although they may receive option grants under the Employee Stock
Option Plan.


                      EMPLOYEE STOCK OPTION PLAN

     The Company has a Stock Option Plan (the "Employee Option Plan"), in which all persons who have been employees of the Company for at least 90 days, including directors who are also employees, are eligible to participate. As of April 5, 1996, 224 Company employees were eligible to participate in the Employee Option Plan including executive officers, one of whom is also a director. On that date, a total of 1,083,666 shares were outstanding under the Plan. The Employee Option Plan currently authorizes the grant of options to purchase an aggregate of 1,500,000 shares of Common Stock. The Employee Option Plan provides for the grant of incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-incentive stock options ("Non-ISOs"), stock appreciation rights ("SARs") and supplemental bonuses. The ISOs and Non-ISOs issued under the Employee Option Plan are referred to in this section as "Options." The purpose of the Employee Option Plan is to advance the interests of the Company through the motivation, attraction and retention of its employees.

     The Employee Option Plan provides that a committee of disinterested directors (the "Committee") will grant Options and otherwise administer the Employee Option Plan. The Company's Board of Directors has appointed the Compensation/Stock Option Committee, Messrs. Miller and Gray, as the Committee to administer the Employee Option Plan. The principal criteria for determining the number of shares upon which Options are granted to an employee are the amount of cash compensation and the employee's level of responsibility. With respect to certain Options, length of service has been an additional criterion.

     The Option price of any ISO must at least equal the fair market value of a share of Common Stock on the date on which the Option is granted with certain exceptions applicable to employees, if any, owning more than 10% of the Company's Common Stock, but the Option price of a Non-ISO may be less than the fair market value on the date it is granted if the Committee so determines. To the extent that the aggregate fair market value of the stock which may become issuable under an ISO in a particular calendar year exceeds $100,000, such Options will be treated as Non-ISOs. An employee who is granted an ISO recognizes no taxable income when the Option is exercised, although the exercise may generate alternative minimum taxable income. An employee who disposes of stock received under an ISO will recognize long-term capital gain on the disposition, unless the stock is disposed of within two years from the date of grant of the ISO or within one year from the receipt of the stock under the ISO

(a "disqualifying disposition"), in which case the gain is taxable as ordinary income. The Company generally receives no tax deduction for an ISO, unless the employee makes a disqualifying disposition of the stock issued upon exercise of the ISO. Upon exercise of a Non-ISO, the difference between the market value of the Common Stock on the date of exercise and the Option price is taxable to the employee as ordinary income. That amount generally is deductible by the Company in the same year.

     Under the Employee Option Plan, the Committee may, from time to time, grant SARs with respect to all or a portion of the shares of Common Stock which are or may become purchasable under an Option granted to an employee under the Employee Option Plan. An SAR is the right to receive payment of the amount, if any, by which the fair market value of one share of Common Stock on the date on which the Option is exercised exceeds the purchase price for such share. No SARs have been granted under the Employee Option Plan to date.

     The Employee Option Plan also permits the grant of "supplemental bonuses" to offset the federal and state income tax liability incurred by an employee who exercises a Non-ISO or an SAR. A supplemental bonus may not exceed the amount necessary to reimburse the employee for the income tax liability incurred by him upon the exercise of his Non-ISO and/or SAR, calculated using the maximum combined federal and state income tax rates then in effect and taking into account the tax liability arising from the employee's receipt of the supplemental bonus. No supplemental bonuses have been granted under the Employee Option Plan to date.

     Options granted under the Employee Option Plan generally are not transferable other than by will or the laws of descent and distribution in the event of the Optionee's death or, in the case of a Non-ISO, pursuant to a qualified domestic relations order as defined by the Code, Title I of ERISA or the rules thereunder. The Committee, in its discretion, establishes the time at which Options granted will become exercisable. ISO Option terms may not exceed ten years; Non-ISO Option terms may not exceed ten years and one month. However, with certain exceptions, Options are exercisable only while the Optionee is employed by the Company and for a period of ninety days thereafter. Shares of Common Stock subject to Options that were granted, but which are later surrendered or expire, may again be made subject to Options.

     On February 9, 1995, stockholders approved an amendment to the Employee Option Plan which provides that the ninety day and twelve month limitations described above be applicable only to ISOs and that in the event of the death of an Optionee, exercise of Options is permitted until the expiration of terms stated in the Optionee's particular grant. Outstanding Options may be amended to incorporate these extensions which would render such Options non-ISOs as of the date amended.

     The Board of Directors may from time to time alter, amend, suspend or discontinue the Employee Option Plan, except that it may not take any action which would adversely affect the rights and obligations with respect to outstanding Options. The Board may not, without approval of the stockholders, (i) increase the maximum number of shares of Common Stock that may be made subject to Options under the Employee Option Plan, (ii) materially increase the benefits accruing to participants under the Employee Option Plan, or
(iii) materially modify the requirements as to eligibility for participation in the Employee Option Plan.

PROPOSED AMENDMENT TO EMPLOYEE OPTION PLAN

     Under current provisions of the Employee Option Plan, the Company may issue shares of its Common Stock only to employees of the Company, including employee directors. These provisions of the Employee Option Plan derive in part from requirements of the Code applicable to ISOs, and reflect the initial contemplation of the Board of Directors that only employees of the Company would receive Options under the Employee Option Plan and that all such Options should be subject to the tax treatment of ISOs to the fullest extent possible for the employee Option recipients.

PERMIT FLEXIBILITY

     Notwithstanding its initial contemplation as described above, the Board of Directors has approved amendments to the Employee Option Plan, effective August 10, 1995 (the "Effective Date"), which would
(i) permit
nonemployee directors and consultants of the Company and its participating subsidiaries to participate in the Employee Option Plan and (ii) increase the number of shares of Common Stock authorized for issuance under the Employee Option Plan from 1,500,000 to 2,500,000 shares. As a result of amendment (i) above, if approved by the stockholders, the Committee will have discretion to grant Non-ISOs to nonemployee directors and consultants of the Company and to make grants of ISOs for a period of ten years from the Effective Date.

     The Board of Directors believes that these amendments will be beneficial to the Company as they will permit greater flexibility in incorporating equity components into nonemployee director and consultant compensation arrangements, thus permitting the Company to maximize cash available for operations.

PROPOSED OPTION GRANTS

     The Board of Directors has authorized the grant of Non-ISOs, as permitted by the proposed amendments, to one stockholder and three directors of the Company in connection with their services as nonemployee directors and/or consultants of the Company. The Board of Directors approved grants of options under the Employee Option Plan
(i) to Americas Partners to purchase up to 300,000 shares, and (ii) to each of Donald Segner, Samuel H. Gray, Roy L. Morgan and Lowell D. Miller to purchase 15,000 shares, of the Common Stock of the Company.

     If the proposed amendments to the Employee Option Plan are not approved by the stockholders, the Board of Directors must renegotiate its compensation arrangements with Americas Partners and the above named directors.

     The following table describes these Non-ISOs and the Common Stock issuable pursuant thereto if the proposed amendments to the Employee Option Plan and the proposed Option Grants are approved.

                         NEW PLAN BENEFITS/1/

     Name and Position             Dollar Value $/2/   Number of Options
     -----------------             ----------------    -----------------
     Americas Partners                   -0-                300,000
     Donald Segner, Director             -0-                 15,000
     Samuel H. Gray, Director            -0-                 15,000
     Roy L. Morgan, Director             -0-                 15,000
     Lowell D. Miller, Director          -0-                 15,000
____________________

/1/ The Employee Option Plan, as amended, will not confer any additional benefits upon any group of directors, officers or employees, other than as described above and other than such qualified individuals or entities as the Board of Directors has determined, or may later determine, by appropriate action.

/2/ Dollar values are determined by reference to the amount by which the market value of a share of Common Stock on the date of grant exceeds the per share exercise price. The referenced Options were authorized to be granted at an exercise price equal to the closing price for the Common Stock on the Nasdaq National Market on the date of grant.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE
        PROPOSED AMENDMENTS TO THE EMPLOYEE OPTION PLAN AND FOR
                APPROVAL OF THE PROPOSED OPTION GRANTS.

       STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of April 9, 1996, the beneficial ownership of the Company's outstanding Common Stock:
(i) by each person who owns of record (or is known by the Company to own beneficially) more than 5% of the Common Stock including that which he has the right to acquire within 60 days of April 9, 1996,
(ii) by each director of the Company and certain executive officers of the Company; and (iii) by all directors and officers as a group (twelve persons).

                                     No. of           Percentage of
Name and Address                     Shares          Common Stock/1/
- ----------------                     ------          --------------

Americas Tower Partners             1,155,000/2/          13.0%
520 Madison Avenue
New York, NY  10022

George W. Belsey                       62,044/3/           *
7301 South Peoria
Englewood, CO  80112

Joseph E. Bernstein                 1,392,500/4/          15.6%
520 Madison Avenue
New York, NY  10022

Ralph J. Bernstein                  1,362,500/5/          15.3%
520 Madison Avenue
New York, NY  10022

Samuel H. Gray                         43,706/6/           *
95 Madison Avenue
Morristown, NJ  07960

Maurice L. Martin, Jr.                122,916/7/           1.4%
7301 South Peoria
Englewood, CO  80112

Lowell D. Miller, Ph.D.                41,999/8/           *
16940 Stonehaven
Belton, MO  64012

Roy L. Morgan                         396,097/9/           4.4%
7301 South Peoria
Englewood, CO  80112

Donald R. Segner                       24,416/10/          *
290 Arch Street
Laguna Beach, CA  92651

Morad Tahbaz                          207,500/11/          2.3%
520 Madison Avenue
New York, NY  10022

All Directors and Officers          2,232,009/12/         25.0%
  as a group (twelve persons)
____________________

*    Less than one percent (1%) of the 8,090,320 shares of Common
     Stock outstanding on April 9, 1996.

/1/ Does not give effect to the potential exercise of outstanding options and warrants except as described in the notes below.

/2/ These shares are beneficially owned by Americas Tower Partners, Joseph Bernstein, Ralph Bernstein and a number of corporations and partnerships controlled by Joseph and Ralph Bernstein.

/3/ Includes 54,444 shares which may be purchased within 60 days upon the exercise of stock options at $3.00 and $3.50 per share.

/4/ Includes 1,155,000 shares held by Americas Tower Partners, a partnership controlled by Mr. J. Bernstein, 200,000 shares issuable upon the exercise of warrants at an exercise price of $3.00 per share, owned by Americas Partners, of which Mr. J. Bernstein is a general partner, 7,500 shares which may be purchased within 60 days upon exercise of stock options at $1.75 and $3.00 per share, and 30,000 shares owned of record by Mr. J. Bernstein's mother as to which shares Mr. Bernstein exercises shared investment control.

/5/ Includes 1,155,000 shares held by Americas Tower Partners, a partnership controlled by Mr. R. Bernstein, and 200,000 shares issuable upon the exercise of warrants at an exercise price of $3.00 per share, owned by Americas Partners, of which Mr. R. Bernstein is a general partner, and 7,500 shares which may be purchased within 60 days upon exercise of stock options at $1.75 and $3.00 per share.

/6/ Includes options exercisable within 60 days to purchase 6,667 shares at $6.25 per share owned by The Morris Consulting Group, Inc., of which Mr. Gray is Chief Executive Officer and a 50% stockholder, options to purchase 29,166 shares at prices ranging from $1.75 to $9.375 per share, and 795 shares earned but yet unissued under the Director Equity Plan.

/7/ Consists of shares which may be purchased within 60 days upon the exercise of stock options at prices ranging from $3.00 to $7.00 per share.

/8/ Includes 500 shares owned by Dr. Miller's wife, as to which he disclaims beneficial ownership, and 27,500 shares which may be purchased within 60 days upon the exercise of stock options at various prices ranging from $3.00 to $13.50 per share.

/9/ Includes 95,548 shares owned by Mr. Morgan's wife, as to which he disclaims beneficial ownership, and 205,000 shares which may be purchased within 60 days upon the exercise of stock options at prices ranging from $1.75 to $3.00 per share.

/10/ Includes 24,166 shares which may be purchased within 60 days upon the exercise of stock options at prices ranging from $1.75 to $9.00 per share, and 250 shares held in trust as to which Mr. Segner holds shared voting and investment power.

/11/ Consists of warrants to purchase 200,000 shares at an exercise price of $3.00 per share, owned by Americas Partners, of which Mr. Tahbaz is a managing director, and 7,500 shares which may be purchased within 60 days upon the exercise of stock options at prices ranging from $1.75 to $3.00 per share.

/12/ Includes 826,485 shares which may be purchased within 60 days upon the exercise of outstanding stock options or warrants, or issued pursuant to the Director Equity Plan.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the cash compensation paid by the Company to the person serving as Chief Executive Officer of the Company in 1995 and each of the executive officers of the Company other than the Chief Executive Officer whose annual salary and bonus for fiscal year 1995 exceeded $100,000. The table shows compensation received during the fiscal years ended 1993, 1994 and 1995.<F1>

                              Annual Compensation                         Long Term Compensation
                              -------------------                         ----------------------
                                                                                   Awards
                                                                                   ------
                                                          Other
Name and                                                  Annual            Restricted<F3>   Options/        All Other
Principal Position         Year   Salary($)  Bonus($)  Compensation($)<F2>     Stock($)     SARs(#)<F4>  Compensation($)<F5>
- ------------------         ----   ---------  --------  -------------------  --------------  -----------  -------------------
George W. Belsey           1995  165,000<F6>    --           --                 --               --          1,320
Chairman and Chief         1994  108,445<F6>    --        13,322<F7>          8,601<F8>      250,000           --
Executive Officer          1993                 --        12,938<F7>            --             6,666<F7>       --

Maurice L. Martin, Jr.     1995  131,284        --           --                 --            50,000         2,077
Vice-President,            1994  131,441        --           --                 --           150,000         2,277
Air Medical Services       1993  120,663        --           --              25,781            6,250         1,785

Michael Prieto             1995  113,327        --           --                 --               --          2,427
Vice President, Products   1994  101,937        --           --                 --               --            --
Division                   1993      --         --           --                 --               --            --

Marius Burke               1995  109,290        --           --                 --               --          2,431
Former Vice President and  1994  174,337        --           --                 --               --          2,236
Director of Operations     1993   74,640        --           --                 --               --          1,638
____________________

<F1> In March 1995, the Company changed its fiscal year end from June 30 to December 31, resulting in a six-month period (July 1-December 31, 1994) not included in any fiscal year of the Company.  Therefore, amounts reported for annual cash compensation for 1993 and 1994 are reported for the calendar years, rather than the
     Company's 1993 and 1994 fiscal years, to facilitate comparison.

<F2> Personal automobile or other transportation benefits provided to the named executive officers during the reporting periods do not exceed the disclosure thresholds established by the SEC and are thus not reported.

<F3> Reflects shares of restricted Common Stock issued to the named executive officers under the Company's
     Restricted Stock Plan, except as otherwise noted, valued at the closing market price of such shares on the date they were issued.  As of December 31, 1995, the employees and officers of the Company held no shares of restricted stock issued under the Restricted Stock Plan.  The Company issued a total of 102,907 shares of
     Common Stock under the Restricted Stock Plan, all of which vested or were forfeited on the one year anniversary of the January 9, 1993 grant date.  No dividends were paid on these restricted shares.

<F4> Consists only of options to purchase the Common Stock of the Company.

<F5> Consists of employer matching contributions for the named executive officers under the Company's
     401(k) Plan.

<F6> Mr. Belsey was a nonemployee director of the Company until June 1, 1994, when he began serving as Chief
     Executive Officer of the Company.  Mr. Belsey's annual salary as Chief Executive Officer is $165,000, effective June 1, 1994.  The salary compensation reported for 1994 ($108,445) includes $96,250 earned for the period from June 1 to December 31, 1994, but payment of which was deferred until 1995 at Mr. Belsey's request.

<F7> Stock or stock option compensation to Mr. Belsey as a nonemployee director of the Company pursuant to the
     Company's Nonemployee Director Equity Compensation and Stock Option Plans.

<F8> Reflects 1,464 shares issued to Mr. Belsey on July 1, 1993 in his capacity as nonemployee director, in payment of annual retainer fees pursuant to the Company's Equity Compensation Plan for Nonemployee Directors
     ("Director Equity Plan").  These shares vested on June 30, 1994 pursuant to the Director Equity Plan.  As of
     December 31, 1995, all restricted shares issued pursuant to the Director Equity Plan had vested, and no restricted shares were outstanding.  No dividends were paid on restricted stock issued under the Director
     Equity Plan.

STOCK OPTIONS

     The following tables present for fiscal year 1995 certain information regarding stock options granted to or held by the named executive officers.

                                      Option/SAR Grants in Last Fiscal Year
                                      -------------------------------------
                                                                                                Potential
                                                                                                Realized Value at
                                                                                                Assumed Annual
                                                                                                Rates of Stock Price
                                                                                                Appreciation
                         Individual Grants                                                      for Option Term<F1>
- --------------------------------------------------------------------------------------------------------------------
                                       % of
                                       Total
                                      Options/
                                        SARs                      Market
                         Options/    Granted to     Exercise       Price
                           SARs      Employees      or Base       on Grant
                         Granted     in Fiscal       Price          Date      Expiration
Name                        (#)         Year         ($/Sh)        ($/Sh)        Date           5% ($)     10% ($)
- --------------------------------------------------------------------------------------------------------------------
George W. Belsey         50,000<F2>     23.3%         3.50          3.50        11/29/00         48,349      106,838
Maurice L. Martin, Jr.   50,000<F3>     23.3%         3.25          3.25         8/8/00          44,500       99,000
Michael G. Prieto        50,000<F3>     23.3%         3.25          3.25         8/8/00          44,500       99,000
Marius Burke                --           --            --            --            --               --         --
____________________

<F1> Calculated based upon the closing market price of the Common Stock on the Option grant date.
<F2> Exercisable as to 1/3 of the option shares on the 11/29/95 grant date, and an additional 1/3 on each subsequent anniversary of the grant date until fully vested.
<F3> Exercisable as to 1/3 of the option shares on the 8/8/95 grant date, and an additional 1/3 on each subsequent anniversary of the grant date until fully vested.

                Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Values
                ---------------------------------------------------------------------------------

                                                                                                      Value of
                                                                                Number of            Unexercised
                                                                               Unexercised           In-the-Money
                                                                             Options/SARs at        Options/SARs at
                                                                                 FY-End (#)            FY-End ($)
                              Shares Acquired                                  Exercisable/          Exercisable/
Name                          on Exercise (#)        Value Realized ($)      Unexercisable<F1>     Unexercisable<F1>
- --------------------------------------------------------------------------------------------------------------------
George Belsey                       --                     --                  104,444/200,000           -0-/-0-
Maurice L. Martin, Jr.              --                     --                  160,832/ 62,084           -0-/-0-
Michael G. Prieto                   --                     --                    8,333/ 66,667           -0-/-0-
Marius Burke                        --                     --                   37,288/ 51,978           -0-/-0-
____________________

<F1>  Consists of options only.

     Employment Agreements.  In June 1994, the Company entered into an
     ----------------------
Employment Agreement with Mr. Belsey for an initial term of five years, subject to successive one-year extensions by written agreement of both

parties. The Agreement may be terminated by either party without cause upon 30 days' written notice and provides for a severance payment equal to one year's base salary in the event of termination by the Company without cause. For a period of one year following the termination of employment with the Company, Mr. Belsey may not engage in any business which competes with the Company anywhere in the United States.

     In November 1991, the Company entered into an Employment Agreement with Mr. Martin for an initial term of two years. Because the Agreement is subject to a continuous renewal clause, the remaining term on any date for the Agreement is two years. The Agreement may be terminated by either party without cause upon 90 days' written notice and provides for a severance payment equal to two years' base salary in the event of termination by the Company without cause. For a period of two years following the termination of employment with the Company, Mr. Martin may not engage in any business which competes with the Company anywhere in the United States.

     Mr. Marius Burke tendered his resignation as a Vice President of the Company effective December 31, 1995. Effective January 1, 1996, Mr. Burke and the Company have entered into a new five-year employment agreement whereby Mr. Burke will provide services related to special projects within his particular area of expertise and will receive annual compensation of $39,040. The Agreement may be terminated by Mr. Burke without cause upon 180 days written notice. The Company may terminate the Agreement only for cause upon 30 days written notice. The Agreement does not provide for severance payments. For a period of one year following the termination of employment with the Company, Mr. Burke may not engage in any business which competes with the Company anywhere in the United States.

     Effective December 1, 1993, the Company entered into an Employment Agreement with Mr. Prieto for an initial term of one year, subject to successive one-year extensions by written agreement of both parties. The Agreement may be terminated by either party without cause upon 90 days' written notice. For a period of two years following the termination of employment with the Company, Mr. Prieto may not engage in any business which competes with the Company anywhere in the United States.

     Common Stock Performance Graph./1/  The following graph depicts
     ------------------------------
the trading performance of the Company's Common Stock since January 1, 1990./2/ During this period, effective November 12, 1991, the Company terminated its biotechnology research activities and entered the aeromedical services business. The graph also illustrates the performance since January 1, 1990 of the Standard & Poors 500
("S&P 500") index, and "peer group" companies in industries similar to those of the Company./3/



____________________

/1/ This section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

/2/ In March 1995, the Company changed its fiscal year end from June 30 to December 31. This graph reports returns during the periods January 1 through December 31 for years preceding fiscal year 1995 to facilitate comparability.

/3/ Peer Group Index returns for the period January 1, 1991 through November 12, 1991 are based upon the market capitalization-weighted returns of publicly-traded companies in Standard Industrial Classification ("SIC") group 2836: Biological Products, to provide stock performance comparability with the business of Cell Technology, Inc., the Company's predecessor. Peer Group Index returns following November 12, 1991 reflect the transfer of the value on that date of the initial $100 investment into a peer group consisting of other non-scheduled air transport companies, specifically all publicly-traded companies in SIC Group 4522: Non-scheduled Air Transport. The Company believes that this Group is its most appropriate peer group for stock comparison purposes due to the limited number of publicly traded companies engaged in medical patient air or ground transport; this Group contains a number of companies with capital costs and operating constraints similar to those of the Company.

     The S&P 500 is a widely-used composite index reflecting the returns of five hundred publicly-traded companies in a variety of industries. A significant number of these companies are substantially larger than the Company in size and market capitalization.

                       TOTAL SHAREHOLDER RETURNS
                       -------------------------

                                                                Annual Return Percentage
                                                                    12-Months Ending
Company Index                                Dec91        Dec92        Dec93        Dec94        Dec95
=============================================================================================================
S&P 500 INDEX                                30.47         7.62        10.08         1.32        37.58
AIR METHODS CORP                             25.00       -54.99       225.93       -84.09        71.43
PEER GROUP                                  186.99        -9.41        15.90       -17.29        27.01

                                                           Indexed returns
                                                          12-Months Ending
Company Index                      Dec90        Dec91        Dec92        Dec93        Dec94        Dec95
=============================================================================================================
S&P 500 INDEX                       100        130.47       140.41       154.56       156.60       215.45
AIR METHODS CORP                    100        125.00        58.26       183.36        29.17        50.01
PEER GROUP                          100        266.99       241.86       280.32       231.85       294.48

Peer Group Companies:
______________________________________________________________________

     1991:  Companies with the SIC code of 2838
1992-1996:  Companies with the SIC code of 4522









                   [PERFORMANCE GRAPH APPEARS HERE]







COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is responsible for recommending and administering the Company's policies governing employee compensation. The Compensation Committee evaluates the performance of management, recommends compensation policies and levels, and makes recommendations concerning salaries and incentive compensation such as stock options. The full Board of Directors reviews the Compensation Committee's recommendations regarding the cash compensation of the executive officers of the Company. The Stock Option Committee of the Board of Directors administers the Company's Employee Option Plan and is responsible to consider the Compensation Committee's recommendations regarding incentive compensation and to grant Options under the Plan.

                   COMPENSATION COMMITTEE REPORT/1/

     The Company's executive compensation program is designed to attract and retain executives capable of leading the Company to meet its business and development objectives and to motivate them to actions which will have the effect of increasing the long-term value of shareholder investment in the Company. The primary elements of the program are competitive pay and equity incentives. Annual compensation for the Company's executive officers has consisted of three elements: a cash salary, non-cash benefits including a tax-advantaged retirement plan, and stock option grants.

     The Compensation Committee considers a variety of factors, both qualitative and quantitative, in evaluating the Company's executive officers and making compensation decisions. These factors include the compensation paid by comparable companies to individuals in comparable positions, the individual contributions of each officer to the Company, and most important, the progress of the Company towards its long-term objectives. At this point in the Company's development, objectives against which executive performance is gauged include the addition and retention of aeromedical service contracts and the securing of necessary capital and financing to fund business expansion.

     In considering the initial compensation of George W. Belsey, who assumed the office of Chairman and Chief Executive Officer of Air Methods Corporation on June 1, 1994, the Committee considered primarily market-based factors in addition to Mr. Belsey's extensive healthcare experience and the benefits that would result to the Company from this experience. Mr. Belsey's future compensation will be based upon similar factors to all other officers as described below.

     In evaluating the fiscal year 1995 compensation of the Company's executive officers and developing guidelines for fiscal year 1996 compensation, the Compensation Committee is reviewing current compensation as compared to industry standards, as related to overall Company profitability. These considerations include: (i) the reduction of corporate expenditures for general and administrative expenses; (ii) significant improvement in the operating income and cash flow of the Company resulting in positive income and cash flow for the fiscal year; (iii) development of new international markets and delivery system concepts for aeromedical transportation.

____________________

/1/ This section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

     In addition, in evaluating the fiscal year 1995 compensation of the Company's executive officers and developing guidelines for fiscal year 1996 compensation, the Compensation Committee is reviewing the accomplishments and goals which were met in fiscal year 1995 by the Company and its executive officers. These include: (i) the achievement of profitable operation; and (ii) the resultant increase in the Company's operating cash flow.

                                             Lowell D. Miller, Ph.D.
                                             Samuel H. Gray


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The following executive officers or directors of the Company filed reports or reported transactions under Section 16(a) under the Exchange Act of 1934 on an other-than-timely basis: Maurice Martin, Jr., Aaron D. Todd, and Michael Prieto each reporting grant issuance of stock options and Marius Burke reporting a sell transaction of the Company's common stock.


               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG Peat Marwick, independent certified public accountants, audited the financial statements of the Company for the fiscal year ended December 31, 1995. Representatives of KPMG Peat Marwick will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Selection of auditors for the current fiscal year is pending a final decision by the Board of Directors.


                         STOCKHOLDER PROPOSALS

     Stockholders who intend to present proposals at the 1997 Annual Meeting of Stockholders, which the Company expects to hold in June 1997, must deliver proposals to the Company at its principal executive offices, Attention Corporate Secretary, at least 120 days prior to April 24, 1997, for inclusion in the Proxy Statement and form of Proxy relating to that meeting. All proposals must comply with the applicable requirements of federal securities' laws and the Company's Bylaws.


                             OTHER MATTERS

     The Company knows of no business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

                                 PROXY

                        AIR METHODS CORPORATION

                       7301 SOUTH PEORIA STREET
                      ENGLEWOOD, COLORADO  80112

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints George W. Belsey and Aaron D. Todd, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote as designated on the reverse side, all the shares of Common Stock of Air Methods Corporation held of record by the undersigned on April 9, 1996 or any adjournment thereof upon the following matters, as set forth in the Notice of said Meeting and Proxy Statement, dated April 24, 1996, copies of which have been received by the undersigned.

              CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR THE PROPOSED AMENDMENTS TO THE EMPLOYEE STOCK OPTION PLAN, AND FOR PROPOSED GRANTS OF OPTIONS PURSUANT TO THE STOCK OPTION PLAN AS AMENDED.

1. ELECTION OF DIRECTORS:

Nominees:  Roy L. Morgan, Samuel H. Gray, Morad Tahbaz

                    FOR                    WITHHOLD
                    [ ]                       [ ]

[ ] For nominees except as noted above

2. PROPOSAL TO APPROVE AMENDMENTS TO EMPLOYEE STOCK OPTION PLAN:

           FOR               AGAINST              ABSTAIN
           [ ]                 [ ]                  [ ]

3. PROPOSAL TO GRANT OPTIONS PURSUANT TO THE EMPLOYEE STOCK OPTION PLAN AS AMENDED:

           FOR               AGAINST              ABSTAIN
           [ ]                 [ ]                  [ ]

4. In their discretion, the Proxies are authorized to vote upon such other matters as may be incidental to the conduct of the meeting.

                             MARK HERE
                           FOR ADDRESS
                            CHANGE AND   [ ]
                           NOTE AT LEFT

PLEASE MARK, SIGN, DATE AND RETURN THE Proxy CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Please sign exactly as your name appears on this Proxy. If the shares represented by this Proxy are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If stockholder is a partnership, please sign in partnership name by authorized person.

Signature:_______________________________________  Date_______________

Signature:_______________________________________  Date_______________